UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 29, 2024

Omega Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40657	81-3247585
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

140 First Street, Suite 501

Cambridge, Massachusetts 02141

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (617) 949-4360

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	OMGA	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 30, 2024, Michelle C. Werner notified Omega Therapeutics, Inc. (the “Company”) of her resignation as a member of the Board of Directors of the Company (the “Board”) and the Nominating and Corporate Governance Committee of the Board, effective immediately.

Item 8.01. Other Events.

On December 29, 2024, the Company received a non-binding proposal (the “Proposal”) from Mirai Bio, Inc., an affiliate of Flagship Pioneering Fund VII, L.P (“Mirai”), to modify the terms of the Company’s Research Collaboration Agreement with Novo Nordisk A/S and Pioneering Medicines 08, Inc., dated as of December 31, 2023 (the “Collaboration Agreement”).

Under the terms of the Proposal, Mirai would acquire all of the Company’s rights and obligations under the Collaboration Agreement and a non-exclusive, sublicensable (through multiple tiers), worldwide, royalty-free, fully paid-up, perpetual and irrevocable license to the entirety of Omega’s platform for discovering and developing epigenetic/epigenomic controllers, in exchange for the assumption of $8,000,000 of the Company’s indebtedness under its Loan and Security Agreement with Pacific Western Bank (n/k/a PacWest Bancorp), as amended to date, subject to the lender’s approval. The modifications to the Collaboration Agreement include Mirai (or its designee) entering into an amendment of the agreements related to the Collaboration Agreement, with any required consents, to provide for Mirai (or its designees) to assume all of the Company’s existing rights and obligations under the Collaboration Agreement, including all of the Company’s obligations to perform research and development activities and the Company’s rights to receive payments under the Collaboration Agreement.

The Board has formed a special committee of independent directors (the “Special Committee”) and has delegated consideration of the Proposal and any related transaction, as well as any strategic alternatives to the Proposal to the Special Committee. The Special Committee has retained Morris, Nichols, Arsht & Tunnell LLP as counsel to assist in its ongoing review and consideration of the Proposal and any strategic alternatives. The Special Committee has made no decision at this time with respect to the Proposal, and the Company does not undertake any obligation to provide any updates with respect to the Proposal or any other transaction, except as required by applicable law or other regulatory requirements. There can be no assurance that any transaction will result from the Special Committee’s evaluation of the Proposal, or, if so, the timing, terms and conditions of such transaction.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this Current Report on Form 8-K that do not relate to matters of historical fact should be considered forward-looking statements, including, without limitation, statements regarding: the Special Committee’s review and consideration of the Proposal, and the timing thereof; and the terms of any related transaction and the timing thereof. These statements are neither promises nor guarantees, but involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements, including, but not limited to, the following: there can be no assurance that any transaction will result from the Special Committee’s evaluation of the Proposal, or, if so, the timing, terms and conditions of such transaction; the novel technology on which our product candidates are based makes it difficult to predict the time and cost of preclinical and clinical development and subsequently obtaining regulatory approval, if at all; our limited operating history; the incurrence of significant losses and the fact that we expect to continue to incur significant additional losses for the foreseeable future; there is substantial doubt regarding our ability to continue as a going concern; our need for substantial additional financing; volatility in capital markets and general economic conditions; and our ability to advance our product candidates to clinical development. These and other important factors discussed under the caption “Risk Factors” in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2024, and our other filings with the SEC, could cause actual results to differ materially from those indicated by the forward-looking statements made in this Current Report on Form 8-K. Any such forward-looking statements represent management’s estimates as of the date of this Current Report on Form 8-K. While we may elect to update such forward-looking statements at some point in the future, we disclaim any obligation to do so, even if subsequent events cause our views to change.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OMEGA THERAPEUTICS, INC.

Date: December 31, 2024	By:	/s/ Kaan Certel, Ph.D.
Kaan Certel, Ph.D.
President and Chief Executive Officer